ADDvantage Technologies Group, Inc.
1221 E. Houston
Broken Arrow, Oklahoma 74012

For further information	KCSA Strategic Communications
Company Contact:	Garth Russell
Ken Chymiak (9l8) 25l-2887	(212) 896-1250
Dan O’Keefe (9l8) 25l-2887	grussell@kcsa.com

ADDVANTAGE TECHNOLOGIES GROUP, INC. TO REPORT
RESULTS FOR FISCAL SECOND QUARTER 2009

BROKEN ARROW, Oklahoma, April 28, 2009 – ADDvantage Technologies Group, Inc. (NASDAQ: AEY), announced today that it will release financial results for the three months ended March 31, 2009, prior to the market open on Tuesday, May 12, 2009.

The Company will host a conference call at 12:00 p.m. Eastern Time featuring remarks by David Chymiak, Chairman of the Board, Ken Chymiak, President and Chief Executive Officer, Dan O'Keefe, Chief Operating Officer, and Scott Francis, Chief Financial Officer.  The conference call will be available via webcast and can be accessed through the Investor Relations section of ADDvantage's website, www.addvantagetech.com.  Please allow extra time prior to the call to visit the site and download any necessary software to listen to the Internet broadcast.  The dial-in number for the conference call is (888) 208-1427 or (913) 312-0727 for international participants.  The conference code for the call is 9147763. Please call at least five minutes before the scheduled start time.

For interested individuals unable to join the conference call, a replay of the call will be available through May 26, 2009 at (888) 203-1112 (domestic) or (719) 457-0820 (international).  Participants must use the following code to access the replay of the call: 9147763.  The online archive of the webcast will be available on the Company's website for 30 days following the call.

About ADDvantage Technologies Group, Inc.

ADDvantage Technologies Group, Inc. supplies the cable television (CATV) industry with a comprehensive line of new and used system-critical network equipment and hardware from leading manufacturers, including Cisco, formerly Scientific-Atlanta, and Motorola, as well as operating a national network of technical repair centers.  The equipment and hardware ADDvantage distributes is used to acquire, distribute, and protect the broad range of communications signals carried on fiber optic, coaxial cable and wireless distribution systems, including television programming, high-speed data (Internet) and telephony.

ADDvantage operates through its subsidiaries, Tulsat, Tulsat–Atlanta, Tulsat-Nebraska, Tulsat-Texas, NCS Industries, ComTech Services, Jones Broadband International and Broadband Remarketing International.  For more information, please visit the corporate web site at www.addvantagetech.com.